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                                                   EXHIBIT 1(II) UNDER FORM N-1A

                              FOUNTAIN SQUARE FUNDS

                                 AMENDMENT NO. 9
                              DECLARATION OF TRUST
                            dated September 15, 1988

         This Declaration of Trust is amended as follows:

         Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

                  "Section 5. Establishing and Designation of Series or Class. Without limiting the authority of the Trustees set forth in
                  Article XII, Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be, and hereby are, established and designated as:

                  Fountain Square Balanced Fund:
                           Investment A Shares;
                           Investment C Shares;
                  Fountain Square Commercial Paper Fund:
                           Investment A Shares;
                           Trust Shares;
                  Fountain Square Government Cash Reserves Fund:
                           Investment A Shares;
                           Trust Shares;
                  Fountain Square International Equity Fund:
                           Investment A Shares;
                           Investment C Shares;
                  Fountain Square Mid Cap Fund:
                           Investment A Shares;
                           Investment C Shares;
                  Fountain Square Ohio Tax Free Bond Fund:
                           Investment A Shares;
                           Investment C Shares;
                  Fountain Square Quality Bond Fund:
                           Investment A Shares;
                           Investment C Shares;
                  Fountain Square Quality Growth Fund:
                           Investment A Shares;
                           Investment C Shares;
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                  Fountain Square U.S. Government Securities Fund:
                           Investment A Shares;
                           Investment C Shares; and
                  Fountain Square U.S. Treasury Obligations Fund

         The remainder of Section 5 of Article III of the Declaration of Trust shall remain in effect as previously constituted.

         In addition, the Resident Agent address of the Trust as provided in
Section 5 of Article XII of the Declaration of Trust has been changed to: BISYS Fund Services, 45 Broad Street, 3rd Floor, Boston, Massachusetts 02109.

         The undersigned Secretary of Fountain Square Funds hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Directors on the 1st day of December, 1995.

         WITNESS the due execution hereof this 23rd day of January, 1996.

                                             /s/ Jeffrey C. Cusick
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                                             Jeffrey C. Cusick
                                             Secretary